EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Retail Value Inc. dated July 20, 2018, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
Dated:	July 20, 2018
LUXOR CAPITAL PARTNERS, LP
By: LCG Holdings, LLC, as General Partner
By:  /s/ Norris Nissim
      Norris Nissim,
       General Counsel
LUXOR WAVEFRONT, LP
By: LCG Holdings, LLC, as General Partner
By:  /s/ Norris Nissim
      Norris Nissim,
       General Counsel
LUXOR CAPITAL PARTNERS OFFSHORE MASTER FUND, LP
By: LCG Holdings, LLC, as General Partner
By:  /s/ Norris Nissim
      Norris Nissim,
       General Counsel
LUXOR CAPITAL PARTNERS OFFSHORE, LTD.
By: Luxor Capital Group, LP, as investment manager
By:  /s/ Norris Nissim
      Norris Nissim,
       General Counsel
LUXOR CAPITAL GROUP, LP
By: Luxor Management, LLC, as General Partner
By:  /s/ Norris Nissim
      Norris Nissim,
       General Counsel
LCG HOLDINGS, LLC
By:  /s/ Norris Nissim
      Norris Nissim,
       General Counsel

LUXOR MANAGEMENT, LLC
By: /s/ Norris Nissim
      Norris Nissim,
       General Counsel
/s/ Norris Nissim
 NORRIS NISSIM, as Agent for Christian Leone